As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1851 Harbor Bay Parkway
Alameda, CA 94502
(Address of Principal Executive Offices, including Zip Code)

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN (Full Title of the Plans)
Michael M. Morrissey
President and Chief Executive Officer
Exelixis, Inc.
1851 Harbor Bay Parkway
Alameda, CA 94502
(650) 837-7000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jeffrey J. Hessekiel	Chadwick L. Mills
Executive Vice President, General Counsel and Secretary	Cooley LLP
Exelixis, Inc.	101 California Street, 5th Floor
1851 Harbor Bay Parkway	San Francisco, CA 94111
Alameda, CA 94502
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 28,500,000 shares of the Common Stock to be issued pursuant to the Amended and Restated 2017 Equity Incentive Plan (the "2017 Plan"). The shares of the Common Stock previously reserved for issuance under the 2017 Plan were registered on the Registrant’s Registration Statements on Form S-8 previously originally filed with the Securities and Exchange Commission on May 25, 2017 (File No. 333-218236), August 1, 2018 (File No. 333-226493) and August 6, 2020 (File No. 333-241667) (as amended, collectively, the “Prior Registration Statements”).
This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2017 Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Exelixis, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:
•The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), filed on February 18, 2022;
•The information specifically incorporated by reference Part III of the Form 10-K from the Company’s proxy statement on Schedule 14A filed April 14, 2022;
•The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2022, filed on May 10, 2022;
•The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, filed on August 9, 2022;
•The Company’s Current Reports on Form 8-K filed on February 23, 2022, April 13, 2022, May 27, 2022, July 19, 2022; and
•The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 000-30235), filed with the Commission on April 6, 2000, pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Form 10-K.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
4.1	Restated Certificate of Incorporation of Exelixis, Inc.	10-Q	000-30235	3.1	8/5/2021
4.2	Amended and Restated Bylaws Exelixis, Inc.	8-K	000-30235	3.1	3/3/2021
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP. (see Exhibit 5.1)					X
24.1	Power of Attorney (contained on signature page)					X
99.1	Exelixis, Inc. Amended and Restated 2017 Equity Incentive Plan	10-Q	000-30235	10.1	8/9/2022
107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on August 9, 2022.

EXELIXIS, INC.

By:	/s/ Michael M. Morrissey
Michael M. Morrissey, Ph. D.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Morrissey, Christopher J. Senner and Jeffrey J. Hessekiel, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael M. Morrissey	Director, President and	August 9, 2022
Michael M. Morrissey, Ph.D.	Chief Executive Officer (Principal Executive Officer)

/s/ Christopher J. Senner	Executive Vice President and	August 9, 2022
Christopher J. Senner	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Stelios Papadopoulos	Chairman of the Board	August 9, 2022
Stelios Papadopoulos, Ph.D.

/s/ Carl B. Feldbaum	Director	August 9, 2022
Carl B. Feldbaum, Esq.

/s/ Maria C. Freire	Director	August 9, 2022
Maria C. Freire, Ph.D.

/s/ Alan M. Garber	Director	August 9, 2022
Alan M. Garber, M.D., Ph.D.

Signature	Title	Date

/s/ Vincent T. Marchesi	Director	August 9, 2022
Vincent T. Marchesi, M.D., Ph.D.

/s/ George Poste	Director	August 9, 2022
George Poste, D.V.M., Ph.D., FRS

/s/ Julie A. Smith	Director	August 9, 2022
Julie A. Smith

/s/ Lance Willsey	Director	August 9, 2022
Lance Willsey, M.D.

/s/ Jacqueline Wright	Director	August 9, 2022
Jacqueline Wright

/s/ Jack L. Wyszomierski	Director	August 9, 2022
Jack L. Wyszomierski

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